Exhibit 23.3

CONSENT OF INDEPENDENT ENGINEERS

                As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-4 and the related Prospectus to be filed with the Securities and Exchange Commission on or about August 31, 2005 (the “Registration Statement”), of information from our report dated February 8, 2005 entitled “Evaluation of Oil and Gas Reserves to the Interests of Clayton Williams Energy, Inc. in Domestic Oil and Gas Properties and to the Interests of Warrior Gas Company in the Gataga Gas Unit No. 5A, Vermejo (Ellenburger) Field, Loving County, Texas Effective December 31, 2004 for Disclosure to the Securities and Exchange Commission Williamson Project 4.9028” and data extracted therefrom (and all references to our Firm) included in its Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our firm under the caption “Experts” into the Registration Statement.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

September 1, 2005